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                                                                    Exhibit 10.6


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                                CRESCENT JEWELERS

      Randy Poe and Victor M. Suglia certify that:

      ONE: They are the duly elected and acting President and Secretary, respectively, of Crescent Jewelers, a California corporation (the
"Corporation").

      TWO: The Articles of Incorporation of the Corporation shall be amended and restated to read in full as follows:

                                       I

                                      NAME

      The name of the Corporation is Crescent Jewelers.

                                       II

                                     PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

                                  CAPITAL STOCK

            A. Authorized Shares.

      The total number of shares of capital stock which the Corporation has authority to issue is 4,000,000 shares, consisting of:

            1. 2,000,000 shares of Common Stock, no par value ("Common Stock"); and

            2. 2,000,000 shares of Preferred Stock, no par value ("Preferred Stock"). Of the 2,000,000 shares of Preferred Stock, 1,000,000 of such shares shall have the rights, preferences and limitations set forth in Section D of this Article III.
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            B. Common Stock.

      Except as otherwise provided by the General Corporation Law of California, by these Amended and Restated Articles of Incorporation or any amendments thereto or by resolutions adopted by the Board of Directors providing for the issuance of Preferred Stock, all of the voting power of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on all matters voted upon by the shareholder. Subject to Section D of this Article III, the Board of Directors may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. The holders of the Common Stock shall share ratably in any such dividend, in proportion to the number of shares of Common Stock held by each of them.

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and after the payment of any preferential amounts to be distributed to the holders of the Preferred Stock, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares held by each of them.

            C. Preferred Stock.

      The Board of Directors of the Corporation is authorized, subject to the limitations prescribed by the General Corporation Law of California and the provisions of these Amended and Restated Articles of Incorporation or any amendments thereto, to provide for, by resolution or resolutions, from time to time, the issuance of shares of Preferred Stock in one or more series, and to fix the number of shares in any series, along with the designations, voting powers, preferences, rights, privileges, qualifications, limitations and/or restrictions of the shares of Preferred Stock of each such series.

            D. Series A Preferred Stock.

      The Series A Preferred Stock ("Series A Preferred Stock") shall consist of 1,000,000 shares and shall have the designations, voting powers, preferences, rights, qualifications, limitations and/or restrictions described in this Section D of Article III.

            1. Voting Rights. Except as otherwise provided herein or as otherwise required by applicable law, the holders of the Series A Preferred Stock shall have no voting rights.

            2. Dividends.

                  (a) General Obligation. Dividends on each share of the Series A Preferred Stock (a "Share") shall accrue on a daily basis at the Applicable Interest Rate applied to the sum of the Stated Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Stated Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not there are profits, surplus or other funds


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of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. Dividends payable shall be calculated on the basis of a 30-day month and a 360-day year, and accrued but unpaid dividends shall not bear interest.

                  (b) Dividend Payment Dates. All dividends accruing on each Share shall be paid in cash, subject to applicable law, on a semi-annual basis on January 15 and July 15 of each year commencing on January 15, 2003 (each, a "Dividend Payment Date"). To the extent not paid on a Dividend Payment Date, all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Payment Date or in the case of a redemption or a liquidation, dissolution or winding up) ending on the last day of the Fiscal Quarter immediately preceding each such Dividend Payment Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

                  (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

                  (d) Dividend Credit; Additional Dividend. The amount of any accrued but unpaid dividends, any accumulated dividends or any future dividends payable pursuant to this Section 2 shall be increased or decreased, as applicable, by an amount equal to the Dividend Adjustment. The Dividend Adjustment shall be calculated on the tenth Business Day following the filing date of any Friedman's Group U.S. federal income tax return.

            3. Liquidation.

      Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Common Stock, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation's shareholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock held by each such holder. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.


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            4. Redemption.

                  (a) Optional Redemption. The Corporation shall have the right, at any time, to redeem all or any portion of the Shares then outstanding from the holders thereof by notice to such holders, at a redemption price per Share, to be paid in cash, equal to the Liquidation Value.

                  (b) Redemption Upon Request. At any time after the fifth anniversary of the date of issuance of any Share, the holders of a majority of the Series A Preferred Stock may request redemption of all of their Shares of Series A Preferred Stock by delivering written notice of such request to the Corporation. Within ten days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Series A Preferred Stock, and such other holders may request redemption of their Shares by delivering written notice to the Corporation within five days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof within 60 days after receipt of the initial redemption request.

                  (c) Mandatory Redemption. In the event of (i) any liquidation, dissolution or winding up of the Corporation or the Parent, (ii) any sale, merger or consolidation of the Corporation or the Parent with another entity resulting in the shareholders of the Corporation or the Parent immediately prior to such sale, merger or consolidation, as the case may be, no longer holding capital stock possessing the voting power to elect a majority of the Board of Directors of the Corporation or the Parent, as applicable, immediately after such sale, merger or consolidation, (iii) the issuance and sale of any equity securities of the Corporation or the Parent (subject to the proviso below), or
(iv) a sale of all or substantially all of the operating assets of the Corporation and its Subsidiaries (each, a "Mandatory Redemption Date"), the holders of the Series A Preferred Stock shall be entitled to receive, in preference to the holders of the Common Stock (and any other capital securities), a per Share amount equal to the Liquidation Value in redemption of their Shares upon the consummation of any such transaction, provided however, that in the event of the sale of equity securities pursuant to (iii) above, the proceeds of such sale shall be used first to pay down any debt of the Corporation and the Parent as required by the terms of the applicable agreements relating to such debt and to the extent that the proceeds of such sale are greater than the amount of any repayment of such debt, such excess shall be used to redeem the Shares.

                  (d) Redemption Procedures. In the event of a redemption pursuant to Subsection (a), (b) or (c) of this Section 4, the Corporation shall deliver notice of such redemption to each holder of record of the Series A Preferred Stock to be redeemed (determined as of the close of business on the Business Day next preceding the day on which such notice is given), at the address shown on the records of the Corporation for such holder or given by such holder to this Corporation for notice purposes, or if no such address appears or is given, at the address of the Corporation's principal executive offices. Such notice (i) shall notify such holder of the redemption to be effected, specify the number of Shares to be redeemed from such holder, the date of the redemption (which date shall be not less than 30 nor more than 60 days after the date the notice is given) (the "Redemption Date"), and the manner in which payment may be


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obtained, and (ii) shall call upon such holder to surrender to the Corporation, at the Corporation's principal executive offices, in the manner designated, the certificate or certificates representing the Shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, (x) each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such Shares in the manner and at the place designated in the Redemption Notice, (y) the applicable Liquidation Value shall forthwith be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof, either by wire transfer of immediately available funds to such account as the holder may direct or by delivery of a check to the holder in the manner prescribed for notices in this
Article III and (z) each certificate so surrendered shall be canceled. In the event that fewer than all of the Shares represented by any certificate surrendered pursuant to clause (x) of this Section 4(d) are redeemed, a new certificate representing the unredeemed Shares shall forthwith be issued and delivered to the holder in the manner prescribed for notices in this Article III.

                  (e) Insufficient Funds. If the funds of the Corporation legally available for redemption of the Series A Preferred Stock on the date that a notice is received by the Corporation pursuant to Subsection (b) above or on a Mandatory Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Shares ratably among the holders of such Shares to be redeemed. The Shares not redeemed shall remain outstanding and shall be entitled to all the rights and preferences provided in these Amended and Restated Articles of Incorporation. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the previously unredeemed Shares, such funds will be used to redeem the balance of the Shares which the Corporation had not previously redeemed after a revised redemption notice has been delivered to the holders of the unredeemed Shares pursuant to and in accordance with the procedures set forth in subsection (d) above.

                  (f) Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed, multiplied by a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

                  (g) Status of Redeemed Stock. In the event that any Shares of Series A Preferred Stock are redeemed pursuant to this Section 4, the Shares so redeemed shall be canceled. No Share of Series A Preferred Stock is entitled to any Distributions accruing after the date on which the Liquidation Value is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding and shall not be reissued, sold or transferred.

            5. Priority of Series A Preferred Stock on Dividends and
Redemptions.

         So long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding Shares, the Corporation shall not make any Distribution upon any Common Stock, if at the time of any such Distribution the


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Corporation has failed to pay the full amount of dividends accrued on the Series
A Preferred Stock, or the Corporation has failed to make any redemption of the Series A Preferred Stock required hereunder.

            6. Protective Provisions. As long as any Shares are outstanding, the Corporation shall not without first obtaining the written consent of the holders of at least a majority of the then outstanding Shares voting together as a single class:

                  (a) alter or change the rights, preferences or privileges of any Shares; or

                  (b)   increase or decrease the total number of authorized
                        Shares.

            7. Information Rights. The Corporation shall provide a copy of the items set forth below to each holder of the Series A Preferred Stock within 30 days of such item's preparation or the receipt of such item by the Corporation (if prepared by a third party):

                  (a)   the Corporation's audited annual financial statements;

                  (b) the Corporation's monthly financial and operating statements;

                  (c)   the Corporation's annual operating plan; and

                  (d)   the Corporation's monthly reports of operations;

      In addition, the Corporation shall permit each holder of the Series A Preferred Stock to:

                  (e) have access at all reasonable times, upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Corporation, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to the Corporation. Friedman's will treat and hold as such any Confidential Information it receives from the Corporation in the course of the reviews contemplated by the foregoing sentence, will not use any of the Confidential Information except in connection with its holding of Series A Preferred Stock, and, if Friedman's ceases to hold any Series A Preferred Stock for any reason whatsoever, will return to the Corporation all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control; and

                  (f) attend and observe, but not to participate at, all meetings of the Corporation's Board of Directors.

            8. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of the Series A Preferred Stock and the Common Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock or any class of Common Stock at such place, the


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Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

            9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Series A Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            10. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any shareholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

             E. Definitions.

      "Base Dividend" for any period means the product of the Base Rate for such period multiplied by the Aggregate Stated Value for such period.

      "Aggregate Stated Value" means the Stated Value of all Shares held by the Friedman's Group.

      "Applicable Interest Rate" for any period means the Base Rate for such period minus the Tax Benefit Rate for such period.

      "Base Rate" for any period means the sum of:

                  (a) the weighted average interest rate for such period (the "Credit Agreement Rate") applicable pursuant to Section 2.3 of the Amended and Restated Credit Agreement to be entered into on or about the date of issuance of the Series A Preferred Stock, by and between the Friedman's, as Borrower, certain subsidiaries of Friedman's, as guarantors, the lenders named therein, Bank of America, N.A., as administrative agent, and CIT Group/Business Credit, Inc., as syndication agent (the "Credit Agreement"), excluding the effect of any interest rate increase pursuant to Section 3.1 of the Credit Agreement or any equivalent provision thereof; plus


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                  (b) the quotient obtained by dividing:

                  (i) the product of (x) .5882 (the quotient obtained by dividing $50,000,000 by $85,000,000); and (y) the amount of the Guaranty Fee payable by the Corporation under Section 2(b) of that certain Guaranty Fee Agreement, dated as of September 15, 1999, by and between Friedman's, the Corporation and the Parent, for the 12-month period ending on the date of issuance of the Series A Preferred Stock; by

                  (ii) $50,000,000; plus

                  (c) (A) (33.3% of the quotient obtained by dividing (i) amortizable fees associated with entering into Credit Agreement that are allocable to the issuance of the Shares (as set forth in a certificate executed by an executive officer of Friedman's and delivered to the Corporation on or prior to January 15, 2003), by (ii) $50,000,000 for Fiscal Year 2003, Fiscal Year 2004 and Fiscal Year 2005 and (B) 0% thereafter.

      "Business Day" means any day on which commercial banks are not authorized or required to close in San Francisco, California and Atlanta, Georgia.

      "Confidential Information" means any information concerning the business and affairs of the Corporation that is not already generally available to the public.

      "Distribution" means each distribution on, or redemption or repurchase of, the capital stock of the Corporation, whether in cash, property, or securities of the Corporation and whether made directly or indirectly, by dividend, liquidating distributions or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any capital stock held by an employee, director or former employee or director of the Corporation or any of its subsidiaries or (b) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of capital stock.

      "Dividend Adjustment" means the difference, if any, that results from calculating the dividend accrued and/or accumulated pursuant to Article III D.2. for a Fiscal Year utilizing the tax rate reported by the Friedman's on its U.S. federal income tax return for such Fiscal Year in lieu of the Estimated Tax Rate, where the reported tax rate is calculated based upon (i) with respect to the excess, if any, of ordinary income over ordinary loss (as determined for U.S. federal income tax purposes and, for this purpose, including items taxable at the same rate as ordinary income, such as net short-term capital gain) of the Friedman's Group for such period, the sum of the U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes, and (ii) with respect to the net capital gain (as determined for U.S. federal income tax purposes) of the Friedman's Group for such period, the sum the U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes.

      "DRD" for any period means the product of the DRD Percentage for such period multiplied by the Base Dividend for such period.


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      "DRD Percentage" means (i) 40% for any period ending prior to January 15,
2004, and (ii) for any period ending on or after January 15, 2004, the percentage of any Base Dividend for which a dividends received deduction was allowed, as reflected on the then most recently filed Friedman's Group U.S. federal income tax returns.

      "Effective Tax Rate" for any period means the result of the following equation:

      [(Base Dividend - DRD) x Estimated Tax Rate)/Base Dividend], in each case, for such period.

      "Estimated Tax Rate" means 35%

      "Fiscal Quarter" means each of the four consecutive quarterly periods collectively forming a Fiscal Year of Friedman's.

      "Fiscal Year" means any period of four consecutive quarters ending on the Saturday closest to September 30th of each year.

      "Friedman's" means Friedman's Inc., a Delaware corporation.

      "Friedman's Group" means Friedman's and its consolidated Subsidiaries.

      "Liquidation Value" means, as of any date of determination, an amount per Share equal to the sum of (A) the Stated Value plus (B) the amount of all accrued but unpaid dividends on such Share as of such date of determination.

      "Parent" means Crescent Jewelers, Inc., a Delaware corporation.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

      "Stated Value" of each Share shall be equal to $50.00 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Series A Preferred Stock).

      "Subsidiary" or "Subsidiaries" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation, either directly or indirectly through Subsidiaries.

      "Tax Benefit" for any period means the result of the following calculation:

      [(Estimated Tax Rate - Effective Tax Rate) x Base Dividend], in each case, for such period divided by


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      (1 - Effective Tax Rate expressed as a decimal, in each case for such period.)

      "Tax Benefit Rate" for any period means the quotient of the Tax Benefit for such period divided by the Aggregated Stated Value.

                                       IV

               DIRECTORS' LIABILITY AND INDEMNIFICATION OF AGENTS

            1. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by California law.

            2. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of California) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of that otherwise permitted by
Section 317 of the General Corporation Law of California, subject only to the limits set forth in Section 204 of the General Corporation Law of California with respect to actions for breach of duty to the Corporation or it shareholders.

            3. Any amendment, repeal or modification of the foregoing provisions of this Article IV by the shareholders of the Corporation shall not adversely affect any right or protection of an agent or director of this Corporation existing at the time of such amendment, repeal or modification.

      THREE: The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

      FOURTH: The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders of this Corporation in accordance with Sections 603 and 903 of the California General Corporation Law of California. The total number of outstanding shares of this Corporation entitled to vote with respect to the foregoing Amended and Restated Articles was 1,000 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being a majority of the total number of outstanding shares of Common Stock and a majority of the total number of outstanding shares of Series A Preferred Stock.

                                     * * * *


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         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed on August 30, 2002.

                              By: /s/ Randy Poe
                                 ---------------------------------------
                                 Name: Randy Poe
                                 Title:   President

                              By: /s/ Victor M. Suglia
                                 ---------------------------------------
                                 Name: Victor M. Suglia
                                 Title:   Secretary


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